Expion360 Introduces AURA POWERCAP™, Revolutionary Portable Powerpack Accessory for e360 Lithium-Ion Batteries

REDMOND, OR / ACCESSWIRE / Jan. 11, 2023 / Expion360, Inc. (NASDAQ: XPON), an industry leader in lithium-ion battery power storage solutions, has introduced AURA POWERCAP 600™ and AURA POWERCAP 800™, the first accessories that can transform Expion360 Li-ion batteries into a portable 600-watt or 800-watt powerpack.

AURA POWERCAPS easily convert e360 Li-ion batteries into portable power stations capable of powering numerous 120-volt and 12-volt devices. It also allows an e360 to be recharged using the included 7-amp 120-volt household charger or a lightweight 120-watt portable solar panel kit (sold separately).



Expion360 AURA POWERCAP

AURA's multiple features and capabilities make it an ideal power solution for outdoor enthusiasts or emergency backup power:

- Power AC appliances and sensitive electronics using the built-in, pure sine wave 600-watt or pure sine wave 800-watt inverter.
- Power lighting, coolers, fans and other 12-volt appliances with the built-in 10-amp power port.
- Charge smart phones, cameras, tablets, drones and other portable electronic devices using the two USB-C and two USB-A charging ports.

The 600 model is compatible with 60 ampere hours (Ah), 80Ah, and 95Ah e360 batteries, while the 800 model is compatible with 100Ah and 120Ah e360 battery versions.

Expion360 has begun taking pre-orders and expects to begin shipping in the second quarter of 2023. The company has also submitted patent applications to cover the AURA's unique design and functionality, further building upon its proprietary Li-ion battery IP.

"The AURA POWERCAP accessory is a great value-add to our existing line of state-of-the-art Li-ion batteries," stated Expion360 CEO, John Yozamp. "It enables overland and marine enthusiasts to have power on-the-go and truly *Power the Pursuit™* of their adventures. Whether you're heading off-grid in your e360-powered overland trailer or preparing for a home emergency, the AURA POWERCAP can keep all of your important electronic gear up and running."

The AURA takes advantage of Expion360 lithium batteries' many unique features and benefits, including greater capacity and space savings compared to lead-acid batteries, as well as superior design, construction and reliability versus alternative Li-ion batteries.

Since Expion360 batteries utilize lithium iron phosphate (LiFePO4), they can have a lifespan of 12 years or three to four times the life of most lead-acid batteries. Further, despite being half the weight, Expion360 lithium batteries can also provide three times the power and 10 times the number of charging cycles compared to standard lead-acid batteries.

Expion360 batteries feature specially reinforced, fiberglass-infused, premium ABS and solid mechanical connections which help provide top performance and safety. With Expion360 batteries, adventurers can enjoy the most beautiful and remote places on Earth even longer.

Expion360 Li-ion batteries are available today through more than 213 dealers, wholesalers, private-label customers, and OEMs across the U.S. To find your local Expion360 dealer or purchase Expion360 batteries and accessories online, go to expion360.com.

About Expion360

Expion360 is an industry leader of premium lithium batteries and accessories for recreational vehicles and the marine industry, with planned expansion into residential and industrial applications. The company sources, assembles and white-labels components and finished products.

Founded in 2016 by CEO John Yozamp, Expion360 designs and engineers its batteries out of its headquarters in Redmond, Oregon. To learn more about the company, visit expion360.com.

Forward-Looking Statements and Safe Harbor Notice

All statements other than statements of historical facts included in this press release are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Generally, such forward-looking statements include statements regarding our expectations, possible or assumed future actions, business strategies, events or results of operations, including statements regarding our expectations or predictions or future financial or business performance or conditions and those statements that use forward-looking words such as "projected," "expect," "possibility" and "anticipate," or similar expressions. The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties, and assumptions. Actual results could differ materially from current projections or implied results. Factors that could cause such differences include those discussed in our filings with the SEC. Investors should read the risk factors set forth in the Company's Prospectus filed with the SEC on April 4, 2022, previous filings, subsequent filings, and future periodic reports filed with the SEC. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

The Company cautions that statements and assumptions made in this news release constitute forward-looking statements and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements following the date of this news release, whether as a result of new information, future events or otherwise, except as required by law.

"e360", *"Power the Pursuit", and "Aura Powercap"* are trademarks of Expion360, Inc.

Expion360 Contact:
John Yozamp, CEO
Tel (541)797-6714

Expion360 Investor Contact:
Ronald Both
CMA Investor Relations
Tel (949) 432-7566
Email contact

Expion360 Media Contact:
Tim Randall
CMA Media Relations
Tel (949) 432-7572
Email contact